SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 21, 2003


Commission     Registrant; State of Incorporation;            I.R.S. Employer
File Number     Address; and Telephone Number                Identification No.
-----------    ---------------------------------------      ------------------

333-21011    FIRSTENERGY CORP.                                 34-1843785
             (An Ohio Corporation)
             76 South Main Street
             Akron, Ohio  44308
             Telephone (800)736-3402


1-2578       OHIO EDISON COMPANY                               34-0437786
             (An Ohio Corporation)
             76 South Main Street
             Akron, OH  44308
             Telephone (800)736-3402


1-2323       THE CLEVELAND ELECTRIC ILLUMINATING COMPANY       34-0150020
             (An Ohio Corporation)
             c/o FirstEnergy Corp.
             76 South Main Street
             Akron, OH  44308
             Telephone (800)736-3402


1-3583       THE TOLEDO EDISON COMPANY                         34-4375005
             (An Ohio Corporation)
             c/o FirstEnergy Corp.
             76 South Main Street
             Akron, OH  44308
             Telephone (800)736-3402



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Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.            Description
-----------            -----------
     99                Comparison of Proposed Rate Stabilization Plan versus
                       Current Restructuring Plan

Item 9.  Regulation FD Disclosure

           On October 21, 2003, FirstEnergy Corp.'s Ohio electric utility operating companies (Companies) filed an application to establish generation service rates beginning January 1, 2006, in response to expressed concerns of the Public Utilities Commission of Ohio (PUCO) about price and supply uncertainty following the end of the market development period.

Background
----------

           On July 19, 2000, the PUCO approved an electric restructuring plan for Ohio Edison Company (OE), The Cleveland Electric Illuminating Company (CEI) and The Toledo Edison Company (TE). In its approval, the PUCO adopted a settlement that was signed on April 17, 2000, by the major parties to FirstEnergy's electric restructuring proceeding, and modified on May 9, 2000, by FirstEnergy and several intervenors.

           The approved restructuring plan contained provisions that provided a variety of customer rate benefits and incentives for customers to contract with competitive suppliers for their energy supply, and allowed the utilities an opportunity to recover transition costs. The Companies' obligation to provide generation service at the current fixed tariff rate terminates at year-end 2005. Additionally, the Companies' delivery rates are frozen until year-end 2007 under the existing restructuring plan. The Application filed today to establish electric generation service rates beginning January 1, 2006, was in response to expressed concerns of the PUCO about price and supply uncertainty following the end of the market development period.

Application Proposal
--------------------

           In the Application, the Companies propose to either (1) establish a competitive bidding process to determine standard offer generation service rates as of January 1, 2006 under which the prices for generation services would be determined by then current market prices, or (2) implement a comprehensive Rate Stabilization Plan (Plan) designed to provide stable long-term competitive pricing of energy services for their customers, assure supplies of electricity and enhance economic development within their service areas.

           Brief descriptions of some of the key elements of the Application's two options follow.

The Competitive Bid Process (Alternative 1) - The competitive bid process alternative would establish generation prices based upon a competitive bid to be undertaken probably during 2005. The bid prices would be for full service, i.e., would include provider of last resort (POLR) responsibility, and would be passed on to customers without markup by the Companies, except for costs incurred. The Companies believe that a process much like the Basic Generation Service (BGS) auction process established in New Jersey would work well in these instances.

           Generally, under the process proposed, the entire load of the Companies, including loads served under contracts that could be terminated by the customer and by alternative suppliers, would be bid to the market. The suppliers would be responsible for whatever portion of generation service they have committed to supply, plus or minus the proportion of increased or decreased requirements that may be demanded by customers at a fixed price for the period. In other words, the suppliers would have a full

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service requirement obligation to the customer and would assume all of the related supply risks and costs.

           Under this proposed alternative, price and supply risk is shifted to customers, although there would be recourse against suppliers that fail to meet their contractual obligations. In such instances of supplier failure, the Companies' obligation would be to acquire the supplies necessary to cover the default or shortfall at the then current market prices, and they would be permitted to recover the costs in a timely manner.

           Under this proposed alternative, the Companies' current restructuring plans are unaffected and all of their tariff and other plan provisions continue to operate as approved by the PUCO in 2000.


The Rate Stabilization Plan (Alternative 2) - Under the Rate Stabilization Plan option, the Companies would continue to be obligated to provide full service to customers, thus assuring customers of an adequate supply of electricity, while giving customers the opportunity to select alternative suppliers and the opportunity to receive lower market prices based upon a competitive bid provision within the Plan. Further, the Plan stabilizes the price customers pay for electricity by essentially maintaining current prices through 2008, subject to limited adjustments, and continues in effect rate discounts that otherwise would have expired.

           The Plan represents the Companies' attempt to put in place a comprehensive program to address the PUCO's expressed concerns regarding rising power prices should competitive electric markets not fully develop before the current generation price caps end at year-end 2005. The Plan protects consumers from price volatility and supply concerns, while still providing the benefits of a competitive marketplace.

           The Rate Stabilization Plan consists of four principal elements:

           1. Maintenance of current generation rates, subject to limited exceptions, for the Plan period which is from the end of the market development period (year-end 2005) through the earlier of year-end 2008 or termination of the Plan;

           2. Continuation of certain rate discounts that otherwise would have expired;

           3. A stable generation price and a competitive bidding process, which could pass on to customers any additional market-based savings that may be available during the period; and

           4. Modification, continuation and implementation of specified regulatory accounting practices.

           In effect, the Plan attempts to ensure that customers would pay no higher than today's prices for generation, with certain limited exceptions, while retaining the option to pay less through the competitive bidding process.

           The following constitutes only a summary of the Plan and is qualified in its entirety by reference to the Plan.

           o Generation Rate (little g) - effective 1/1/06, shall equal the 12/31/05 charge and may be adjusted within certain limits for net cost increases above 2002 reference year levels for fuel (including emission allowances consumed), fuel disposal, nuclear security, environmental, regulatory costs, or taxes, subject to an annual cap.

           o Residential Rate Credits - continuation of the 5% generation credit and the monthly customer charge credit.

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           o   Competitive Bidding Process - no more often than annually, the
               PUCO may undertake or cause the Companies to undertake a competitive bid process to test the generation price provided for under the Plan against market prices.

           o Distribution Rate - continues to be frozen through 2007 with limited exceptions.

           o Transmission Rate - effective 1/1/06, may be adjusted to FERC approved rates or charges.

           o Generation Transition Charge (GTC) - expires at the end of 2005 as originally scheduled; beginning 1/1/04 through 12/31/05, the GTC rate will be reduced to include the 5% residential generation credit and the monthly residential customer charge credit.

           o Rate Stabilization Charge (RSC) - effective 1/1/06, customers will pay a non-bypassable RSC, equal to the charge previously attributable to the unbundled GTC, before inclusion of the residential rate credits.

           o Regulatory Transition Charge (RTC) - shall continue to be in effect through the earlier of specific kilowatt-hour sales targets for each Company or the end of 2007 for OE, the end of 2008 for TE, and the end of 2009 for CEI; beginning 1/1/06 through the end of the RTC collection period, the rate will be reduced to reflect the continuation of the residential rate credits that were included in the GTC charge.

           o Extended Regulatory Transition Charge (Extended RTC) - effective at the expiration of the RTC charge and continues until the shopping credit incentive deferrals and other deferrals created by the Plan are recovered but no later than December 31, 2010.

           o Shopping Credits - effective 1/1/06, the shopping credit shall equal the generation charge. The shopping credit will be increased to include 65% of the RSC for government aggregators and commercial/industrial customers that enter full-service contracts with an alternative provider prior to 12/31/04 for the three-year period of 1/1/06 through 12/31/08.

           o Deferred Shopping Incentives and Other Plan Deferrals - the deferrals created will be recovered through the Extended RTC; upon approval of the Plan, the Companies will begin to accrue and defer interest upon the deferred balances, which will be recovered through the Extended RTC.

           o Market Support Generation (MSG) - continuation of the MSG program if shopping levels after 1/1/06 are not at least 20% by customer class.

           o Amortization Schedule - other than the deferred shopping incentives and other deferrals created by the Plan, all regulatory transition costs will be fully amortized from 1/1/04 through the RTC period reflecting the use of the effective interest (mortgage-style) amortization method; the deferred costs recovered by the Extended RTC will be amortized on a dollar-for-dollar basis as the Extended RTC revenues are received.

           o Energy Efficiency - the Companies will make available $1.25 million per year in grants from 2006 through 2008.

           o Economic Development - commencing 1/1/06 through 12/31/08, the Companies will make available up to $5 million during the term of the Plan.

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           o   Early Termination Provisions - PUCO has the authority to
               terminate the plan early with one-year's notice if they decide to accept the results of the competitive auction for generation or for any other reason; the termination of the Plan shall not affect the recovery of regulatory transition costs, including deferrals created by the terms of the Plan.

           Exhibit 99 is a summary comparing the key elements of the Plan to the current restructuring Plan.

Benefits of the Rate Stabilization Plan
---------------------------------------

           The Plan is expected to introduce significant customer benefits and consumer protection elements:

           o Customer savings totaling about $285 million through 2010 by extending the five-percent discount on generation costs, currently slated to expire in 2006, and other monthly customer credits.

           o Protection for an additional three years from market volatility by continuing current generation prices, with limited exceptions, through 2008.

           o Provisions to support shopping for customers who sign generation supply contracts for the three-year period covered by the Plan.

           o Market-based auctions that may be conducted annually to ensure that customers pay the lowest available prices.

           o PUCO authority to end the plan with one-year's notice for any reason.

           o   Continuation of the distribution rate freeze through 2007.

           o Extension of FirstEnergy's support of energy-efficiency programs with up to $1.25 million contributed annually, and up to $5 million in economic development support during the term of the Plan.

           o A continuation of the Market Support Generation program if the Companies do not maintain at least 20-percent shopping by customer class.

           From a business perspective, the Plan also provides important benefits:

           o Timely action on the Application by the PUCO will allow FirstEnergy to begin making generation and supply-related decisions for the post-2005 period.

           o Under the Plan, FirstEnergy will have the opportunity to file for recovery of increases in certain costs, such as fuel, environmental, nuclear security, and regulatory costs.

           o The Plan is expected to produce a more secure and predictable stream of earnings and cash flow. However, the Plan requires FirstEnergy to forgo the upside benefit of a potential high-priced generation market while retaining the downside impact of a potential low-priced generation market due to the termination option.

           FirstEnergy continues to retain the POLR obligation for the former GPU operating subsidiaries in Pennsylvania through 2010. Although FirstEnergy has secured much of the on-peak energy needed to meet this obligation through 2005, approval of the Plan would require FirstEnergy to secure additional sources of supply for the 2006 to 2008 period. A full range of alternatives will be evaluated to ensure

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effective management of the POLR supply requirements for these companies, which have an average fixed generation tariff rate of approximately 4.6 cents per kilowatt-hour.

           The Plan is consistent with FirstEnergy's business strategy and produces important benefits for both consumers and FirstEnergy and the Companies. FirstEnergy is hopeful that the PUCO will approve the Plan in a timely manner and has requested such approval by December 31, 2003.



Forward-Looking Statement: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "expect," "believe," "estimate," and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), adverse regulatory or legal decisions, availability and cost of capital, inability of the Davis-Besse Nuclear Power Station to restart (including because of any inability to obtain a favorable final determination from the Nuclear Regulatory Commission) in the fall of 2003, inability to accomplish or realize anticipated benefits of strategic goals, the ability to access the public securities markets, further investigation into the causes of the August 14, 2003 regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to that outage, a denial of or material change to the Companies' Application related to the Rate Stabilization Plan, and other factors discussed from time to time in FirstEnergy's Securities and Exchange Commission filings, including their annual reports on Form 10-K (as amended) for the year ended December 31, 2002, their Forms 10-Q for the quarter ended June 30, 2003 and under "Risk Factors" in FirstEnergy's Prospectus Supplement dated September 12, 2003 to the Prospectus dated August 29, 2003 (which was part of the Registration Statement-SEC File No. 333-103865) and other similar factors.



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                                    SIGNATURE



             Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



October 21, 2003




                                        FIRSTENERGY CORP.
                                        -----------------
                                            Registrant

                                       OHIO EDISON COMPANY
                                       -------------------
                                            Registrant

                                      THE CLEVELAND ELECTRIC
                                      ----------------------
                                       ILLUMINATING COMPANY
                                       --------------------
                                            Registrant

                                    THE TOLEDO EDISON COMPANY
                                    -------------------------
                                            Registrant





                                     /s/Harvey L. Wagner
                                 --------------------------------
                                        Harvey L. Wagner
                                   Vice President, Controller
                                  and Chief Accounting Officer



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